UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 14, 2021 (May 11, 2021)

National Instruments Corporation
(Exact Name of Registrant as Specified in Its Charter)

000-25426
(Commission File Number)

Delaware	74-1871327
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2021, the stockholders of National Instruments Corporation (the “Company”) elected the three directors noted below under Proposal 1: Election of Directors, and approved the matters listed below under Proposals 2 and 3 at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”).  The final results for the votes regarding each proposal are set forth in the following tables. Each of the proposals is described in detail in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 29, 2021.

Proposal 1:  Election of Directors. The stockholders elected each of the following individuals to serve on the Board of Directors of the Company for a term of three years, or until her or his successor is duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Gayla J. Delly	85,996,430	24,276,101	14,517,880
Gerhard P. Fettweis	88,108,160	22,164,371	14,517,880
Duy-Loan T. Le	84,344,181	25,928,350	14,517,880

Proposal 2:  Approve an advisory (non-binding) proposal concerning our executive compensation program.

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,291,820	8,705,515	275,196	14,517,880

Proposal 3:  Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2021.

Votes For	Votes Against	Abstentions
121,209,755	3,433,498	147,158

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President and Secretary

Date:  May 14, 2021